Exhibit 10.52

FIFTH AMENDMENT TO SECOND AMENDED
AND RESTATED LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of July 19, 2010, is entered into among Jazz Semiconductor, Inc., a Delaware corporation (“Jazz”), Newport Fab, LLC (d/b/a Jazz Semiconductor Operating Company), a Delaware limited liability company (“Operating Company” and together with Jazz, the “Borrowers” and each individually, a “Borrower”), Jazz Technologies, Inc., formerly known as Acquicor Technology Inc., a Delaware corporation (“Guarantor”), the lenders party to the “Loan Agreement” as defined below (each individually, a “Lender” and collectively, “Lenders”), and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, as successor by merger to Wachovia Capital Finance Corporation (Western), in its capacity as agent for the Lenders (in such capacity, “Agent”).

RECITALS

A.           Borrowers, Guarantor, Agent, Lenders, and Wachovia Capital Markets, LCC, in its capacity as lead arranger, bookrunner and syndication agent, have previously entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2008, as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of March 17, 2009, as further amended by the Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of July 16, 2009, as further amended by the Third Amendment to Second Amended and Restated Loan and Security Agreement, dated as of April 21, 2010, and as further amended by the Fourth Amendment to Second Amended and Restated Loan and Security Agreement, dated as of June 29, 2010 (as amended, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.           Borrowers and Guarantor have requested that Agent and Lenders amend the Loan Agreement, which Agent and Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.           Borrowers and Guarantor are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Loan Agreement.

a.           Clause (c) of the definition of “Borrowing Base” set forth in Section 1.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c)           $10,000,000; minus”

2.             Consent.  Pursuant to: (a) Section 9.10 of the Loan Agreement Borrowers may not, subject to certain exceptions, make any loans or advance money to any Person, or invest in any Person, or form any Subsidiaries; and (b) Section 9.12 of the Loan Agreement Borrowers and Credit Parties may not, subject to certain exceptions, lease any property to any Affiliate of Borrowers.  Jazz intends to form a new Foreign Subsidiary whose sole purpose will be to own up to $25,800,000 of newly purchased Equipment by Jazz (such Subsidiary, the “New Foreign Subsidiary”).  Jazz will either invest such Equipment in the New Foreign Subsidiary (the “New Investment”) or loan money to the New Foreign Subsidiary (the “New Loan”) to allow the New Foreign Subsidiary to purchase such Equipment from Jazz.  The New Foreign Subsidiary will then lease such Equipment to Foreign Parent Nonguarantor.  Solely as it relates to: (A) Section 9.12 of the Loan Agreement, Agent and the Lenders hereby consent to the lease of such Equipment by the New Foreign Subsidiary to Foreign Parent Nonguarantor; and (B) Section 9.10 of the Loan Agreement, Agent and the Lenders hereby consent to the formation of the New Foreign Subsidiary and the New Loan or the New Investment, so long as, in each case under (A) and (B): (i) the amount of the New Loan or the New Investment does not exceed $25,800,000; (ii) the fair market value of the leased Equipment by the New Foreign Subsidiary to Foreign Parent Nonguarantor, does not exceed $25,800,000; (iii) the terms and conditions of the New Loan or the New Investment, as applicable, and the lease are satisfactory to Agent; (iv) the Equipment subject to such lease is located in the facility of Foreign Parent Nonguarantor in Israel, in a storage facility pending installation outside Israel, or at a facility of Borrowers or the New Foreign Subsidiary; (v) the Equipment subject to such lease is purchased by Jazz between the date hereof and October 31, 2010 and the New Loan or New Investment, as applicable, is consummated on or before November 1, 2010; (vi) no Event of Default has occurred and is continuing at the time such lease commences or would result therefrom; (vii) no Event of Default has occurred and is continuing at the time of the New Loan or the New Investment, as applicable, or would result therefrom; (viii) the New Foreign Subsidiary shall be deemed a Credit Party and shall not be deemed an Excluded Subsidiary; (ix) any lease payments made by Foreign Parent Nonguarantor to New Foreign Subsidiary shall be remitted to Jazz; and (x) the sole purpose of New Foreign Subsidiary shall be to own such Equipment and lease such Equipment to Foreign Parent Nonguarantor.

3.             Effectiveness of this Amendment.  The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

a.           Amendment.  Agent shall have received this Amendment, fully executed by Borrowers, Guarantor, Agent and Lenders in a sufficient number of counterparts for distribution to all parties.

b.           Accommodation Fee.  Agent shall have received, for the ratable benefit of Lenders, a non-refundable accommodation fee in the amount of $250,000, which fee is fully earned as of the date hereof and due and payable on October 28, 2010.

c.           Representations and Warranties.  The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

d.           Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.             Representations and Warranties.  Each Borrower and Guarantor represents and warrants as follows:

a.           Authority.  Each Borrower and Guarantor havsthe requisite company power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower and Guarantor of this Amendment have been duly approved by all necessary company action and no other company proceedings are necessary to consummate such transactions.

b.           Enforceability.  This Amendment has been duly executed and delivered by each Borrower and Guarantor.  This Amendment and each Financing Agreement (as amended or modified hereby) are the legal, valid and binding obligation of each Borrower and Guarantor, enforceable against each Borrower and Guarantor in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws limiting creditors’ rights generally or by general equitable principles, and are in full force and effect.

c.           Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

d.           Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower and Guarantor, have been duly authorized by all necessary company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower or Guarantor.

e.           No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.             Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

7.             Capitalized Terms.  Capitalized terms not express defined elsewhere in this Amendment have the meanings set forth in the Loan Agreement.

8.             Reference to and Effect on the Financing Agreements.

a.      Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

b.      Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

c.      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

d.      To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.             Estoppel.  To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrowers under the Loan Agreement, each Borrower and Guarantor hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of any Borrower or Guarantor as against Agent or any Lender with respect to the Obligations.

10.           Integration.  This Amendment incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.           Severability.  In case any provision of this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

JAZZ SEMICONDUCTOR, INC.,
as a Borrower

By: /s/ SUSANNA BENNETT

Title:  Chief Financial Officer

NEWPORT FAB, LLC,
as a Borrower

By: /s/ SUSANNA BENNETT

Title:  Chief Financial Officer

JAZZ TECHNOLOGIES, INC.,
as a Guarantor

By:  /s/ SUSANNA BENNETT

Title:  Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and a Lender

By:  /s/ DENNIS KING

Title:  Vice President